UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 21, 2015

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Ste. 510, Boston, Massachusetts 02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 21, 2015, Cosi, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with Scott Carlock, Chief Financial Officer, providing that the employment relationship between the Company and Mr. Carlock terminated on January 21, 2015.  Pursuant to the Agreement, Mr. Carlock will receive severance payments in the aggregate amount of $64,615.36, which represents four months’ gross salary, payable in bi-weekly installments, less applicable withholding taxes and deductions. All unvested shares of restricted stock held by Mr. Carlock will be forfeited.  Under the Agreement, Mr. Carlock released the Company from any and all claims relating to his employment or otherwise, with limited exceptions, including with respect to his indemnification by the Company. The Agreement also provides that Mr. Carlock will remain subject to customary confidentiality requirements pursuant to the confidentiality agreement entered into in connection with his employment.

A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 21, 2015, Scott Carlock resigned as Chief Financial Officer of Cosi, Inc. (the Company”) to pursue other opportunities, effective immediately.  Mr. Carlock is not resigning because of a disagreement on any matter relating to the Company’s operations, policies or practices.

(c)           On January 21, 2015, the Company appointed Rich Bagge as interim Chief Financial Officer (“CFO”) of the Company, effective immediately, until a successor for Mr. Carlock has been identified.  The Company has engaged an executive search firm to commence a search for a replacement CFO.

Mr. Bagge, 45 years old, has served as the Chief Financial Officer of Hearthstone Associates, LLC (“Hearthstone”), the Company’s largest franchisee, since February, 2013.  Prior to joining Hearthstone Mr. Bagge served as Vice President of Finance and Controller for Canaccord Genuity, a publicly traded investment bank focused on institutional sales and investment banking.  Prior to Canaccord, he served as Accounting Manager for New England Restaurant Group, the then-parent company of Bertucci’s restaurants and New England franchisee of Chili’s restaurants based in Westborough, MA.  Mr. Bagge has a Bachelor of Arts degree from the University of Massachusetts.

Mr. Bagge was to become Vice President - Real Estate and Development upon consummation of the previously-disclosed Hearthstone merger. Mr. Bagge will assume that role upon the Company’s appointment of a successor Chief Financial Officer.

Pursuant to the terms of his offer letter, while serving as the Company’s interim Chief Financial Officer, Mr. Bagge will be paid $182,000 per year, pro rated for any partial year.

Given the interrelated nature of the pending merger between Cosi and Hearthstone, the Company’s Board of Directors has formed an ad hoc committee comprised of Mark Demilio, Chairman of the Board, and David Lloyd, Chairman of the Audit Committee, to oversee the merger.  The committee will work with management and Company advisors to ensure the arms-length nature of the transaction between the two companies.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Separation Agreement and Release, dated January 21, 2015, between Cosi, Inc. and Scott Carlock.
Exhibit 99.2	Press Release of Cosi, Inc., dated January 22, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 22, 2015	Cosi, Inc. /s/ Vicki Baue Name: Vicki Baue Title: V. P. and General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Separation Agreement and Release, dated January 21, 2015, between Cosi, Inc. and Scott Carlock.	E

99.2	Press Release of Cosi, Inc., January 22, 2015.	E